Exhibit 3.3
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MOUNT LOGAN CAPITAL, INC.
The present name of the corporation is Mount Logan Capital, Inc. (the “Corporation”). The Corporation was incorporated under the name “Yukon New Parent, Inc.” by the filing of its initial certificate of incorporation with the Secretary of State of the State of Delaware on January 7, 2025. This amended and restated certificate of incorporation (this “Certificate of Incorporation”), duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), is hereby amended and restated in its entirety to read as follows:
FIRST: Name. The name of the Corporation is “Mount Logan Capital, Inc.”
SECOND: Registered Office. [The registered office of the Corporation is located at 108 W. 13th Street, Suite 100, Wilmington, Delaware 19801. The registered agent at this address is Vcorp Services, LLC.]
THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time.
FOURTH: Capitalization. The total number of shares of capital stock that the Corporation is authorized to issue is [200,000,000] shares, consisting of [50,000,000] shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) and [150,000,000] shares of common stock, par value $0.001 per share (the “Common Stock”).
The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of the capital stock of the Corporation:
A. PREFERRED STOCK.
        (a) General. The board of directors of the Corporation (each a “Director,” and collectively the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Certificate of Incorporation including, but not limited to, determination of any of the following:
(i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;
(ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;
(iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

(iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
(viii) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and
(ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.
(b) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.
(c) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Preferred Stock shall be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of Preferred Stock shall participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of Preferred Stock. Neither a merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph, except to the extent specifically provided for herein.
(d) Redemption. At the option of the Board, the Corporation may redeem all or part of the Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.
(e) Voting. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of stockholder meetings.
B. COMMON STOCK.
The Common Stock shall be subject to the express terms of any series of Preferred Stock.

(a) Dividends. Subject to any other provisions of this Certificate of Incorporation, and to the rights of holders of Preferred Stock then outstanding, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board from time to time out of the assets or funds of the Corporation legally available therefor.
(b) Liquidation. Subject to the preferential rights of holders of Preferred Stock described herein, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive on a pro rata basis any of the remaining assets of the Corporation available for distribution to such stockholders.
(c) Voting. Except as may be provided by the DGCL, this Certificate of Incorporation or in a Preferred Stock Certificate of Designation, if any, the holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes provided by law. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.
FIFTH: Preemptive and Preferential Rights. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.
SIXTH: Stockholder Actions. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any written consent of the stockholders of the Corporation that is not effected at such a meeting.
SEVENTH: Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”) without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special stockholder meeting, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than a majority of the Corporation’s outstanding shares.
EIGHTH: Board of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The number of Directors shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders. The election of Directors need not be by written ballot unless the Bylaws specify otherwise. Subject to the rights, if any, of Preferred Stock then outstanding, the Board shall be divided into three classes, designated as Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 2026; each initial Director in Class II shall hold office until the annual meeting of stockholders in 2027; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 2028. Notwithstanding the foregoing provisions of this paragraph, each Director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.
In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her earlier death, resignation or removal from office and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the classes of Directors so as to maintain such classes as nearly equal as possible.
NINTH: Board Authority. The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:
(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.
(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation.
(c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights.
(d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.
(e) Provisions which permit the Corporation to redeem such rights.
(f) The appointment of a rights agent with respect to such rights.
TENTH: Indemnification. The corporation shall indemnify each of the Corporation’s current and former Directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification (and otherwise to the fullest extent permitted thereby and by the other provisions of the DGCL). The corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145. Any amendment or modification of this Certificate of Incorporation or repeal of any of its provisions shall not adversely affect any benefit, right or protection of a current or former Director or officer of the Corporation or other person indemnified pursuant to this Certificate of Incorporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
ELEVENTH: Exculpation. A current or former Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment or modification of this Certificate of Incorporation or repeal of any of its provisions shall not adversely affect any benefit, right or protection of a current or former Director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
TWELFTH: Advance Notice. Advance notice of new business and stockholder nominations for the election of Directors shall be given in the manner and to the extent provided in the Bylaws.
THIRTEENTH: Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by the DGCL and other applicable laws.
FOURTEENTH: Forum. Unless the Corporation consents in writing to the selection of an alternate forum, (x) the federal district court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the respective rules and regulations promulgated thereunder; and (y) the state courts of the State of Delaware in and for New Castle County (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum, to the fullest extent permitted by law, for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of a breach of fiduciary duty owed by any Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time); (d) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Corporation (in each case, as they may be amended from time to time); or (e) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this paragraph.
FIFTEENTH: Amendments. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.